PIONEER SMALL COMPANY VCT PORTFOLIO
                    PIONEER SMALL CAP VALUE II VCT PORTFOLIO

                      JOINT SPECIAL MEETING OF SHAREHOLDERS

                                  May 23, 2006

         This proxy is solicited on behalf of the Board of Trustees of Pioneer Variable Contracts Trust (the "Trust"), on behalf of its series, Pioneer Small Company VCT Portfolio and Small Cap Value II VCT Portfolio (each, a "Portfolio"). The undersigned hereby appoints John F. Cogan, Jr., Dorothy E. Bourassa and David C. Phelan, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Portfolios at the Joint Special Meeting of Shareholders of the Portfolios to be held at 2:00 p.m., Eastern time, on May 23, 2006, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Meeting and combined Proxy Statement and Prospectus.


                            Date:  [      ], 2006

                            YOUR VOTE IS VERY IMPORTANT.
                            PLEASE COMPLETE, SIGN, DATE AND RETURN
                            THE ENCLOSED PROXY CARD
                            PROMPTLY.


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                            Signature(s) of Shareholder(s)    (Sign in the Box)

                            NOTE: Please sign exactly as you name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.


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        NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Trustees recommends that you vote "FOR" Proposal 1.

(1) To approve an Agreement and Plan of Reorganization. Under an Agreement and Plan of Reorganization, your Portfolio will transfer all of its assets to Pioneer Small Cap Value VCT Portfolio (the "Acquiring Portfolio"), a series of the Trust managed by Pioneer Investment Management, Inc., in exchange for shares of the Acquiring Portfolio.

Refer to pages [____] in the combined Proxy Statement and Prospectus to review relevant information regarding the Acquiring Portfolio.


                FOR |_|          AGAINST |_|          ABSTAIN |_|


(2) To transact such other business as may properly come before the meeting.


                     WE NEED YOUR VOTE BEFORE MAY 23, 2006.

                     PLEASE SIGN AND DATE THE REVERSE SIDE.